SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34817 (Commission File Number)	90-0183739 (I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

(856) 205-0058
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreement with Edward J. Geletka.  On December 31, 2013, Colonial Bank, FSB (the “Bank”) entered into an employment agreement with Edward J. Geletka, President and Chief Executive Officer of the Bank and Colonial Financial Services, Inc. (the “Company”).  The employment agreement supersedes and replaces the agreement between the Bank and Mr. Geletka dated December 18, 2008.  The term of the employment agreement will begin on December 31, 2013 and end on April 15, 2015, subject to the Board of Directors conducting an interim review of Mr. Geletka’s performance within 45 days following the end of the second calendar quarter of 2014.  A less than satisfactory performance evaluation would be grounds for immediate termination.  Within 30 days following the end of the term of the agreement, the Compensation Committee of the Board of Directors will conduct a performance evaluation and review of Mr. Geletka for purposes of determining whether to renew the agreement.  The agreement provides for a base salary of $216,587.28, which will be reviewed at least annually.  In addition, Mr. Geletka will be entitled to participate in any employee benefit plans made available to the Bank’s management employees, and will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Mr. Geletka is eligible to participate.  Mr. Geletka will be reimbursed for business expenses pursuant to the Bank’s expense policy. In the event of termination of Mr. Geletka upon retirement, Mr. Geletka will be entitled to earned but unpaid benefits, vested benefits under any tax-qualified retirement plan and bona fide deferred compensation plan or arrangement.  In the event Mr. Geletka suffers a disability while employed, he may receive benefits provided under any Bank disability program and in the event of his death while employed, his beneficiaries will be entitled to any life insurance proceeds available under any Bank sponsored group term or other life insurance plan or program.  In the event of termination for cause, Mr. Geletka will not be entitled to any compensation or other benefits for any period after the termination for cause; any stock option will not be exercisable after termination for cause and any unvested stock awards will be forfeited.

The foregoing description of the employment agreement with Mr. Geletka is qualified in its entirety by reference to the employment agreement that is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference thereto.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Businessess Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:

Exhibit Number                                Description

10.1	Employment Agreement between Colonial Bank, FSB and Edward J. Geletka dated December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: January 6, 2014	By: /s/ L. Joseph Stella, III
L. Joseph Stella, III, EVP/CFO